UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 11, 2015

Shell Midstream Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-36710	46-5223743
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Shell Plaza 910 Louisiana Street Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 241-6161

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Contribution Agreement

On November 11, 2015, Shell Midstream Partners, L.P. (the “Partnership”) entered into a Contribution Agreement (the “Contribution Agreement”) with Shell Pipeline Company LP (“SPLC”) and Shell Midstream Operating LLC, (“Operating”), a wholly-owned subsidiary of the Partnership, to acquire a 100% interest in Pecten Midstream LLC (“Pecten”) for $390 million (the “Acquisition”). The Partnership expects to fund the Acquisition with a combination of proceeds from a capital markets transaction and the general partner units issued in connection with such transaction, borrowings under the Partnership’s revolving credit facilities, cash on hand, or a combination thereof. The Acquisition is expected to close on or about November 17, 2015, with an effective date of October 1, 2015, subject to customary closing conditions.

The Contribution Agreement contains customary representations, warranties and covenants of SPLC, the Partnership and Operating. SPLC, on the one hand, and the Partnership and Operating, on the other hand, have agreed to indemnify each other and their respective affiliates, officers, directors and other representatives against certain losses resulting from any breach of their representations, warranties or covenants contained in the Contribution Agreement, subject to certain limitations and survival periods.

Immediately prior to the execution of the Contribution Agreement, SPLC’s wholly-owned subsidiary, Shell Midstream LP Holdings LLC, owned 21,475,068 common units and 67,475,068 subordinated units in the Partnership, representing an aggregate 62.4% limited partner interest. SPLC also owned a 100% interest in Shell Midstream Partners GP LLC, the general partner (the “General Partner”) of the Partnership, which in turn owned 2,911,070 general partner units, representing a 2% general partner interest, and all of the incentive distribution rights in the Partnership. The terms of the Acquisition were approved by the board of directors of the General Partner (the “Board”) and by the conflicts committee of the Board, which consists entirely of independent directors. The conflicts committee engaged an independent financial advisor and legal counsel.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Revolving Credit Agreement

On November 11, 2015, the Partnership and Shell Treasury Center (West) Inc., an affiliate of the Partnership, amended and restated the Partnership’s 364-Day Revolving Credit Facility Agreement, dated as of June 29, 2015 (the “Credit Facility”), to increase the borrowing capacity amount to $180 million, with a five business day option to increase by an additional $200 million. In connection with the amendment and restatement of the Credit Facility, the Partnership agreed to pay an issuance fee to Shell Treasury Center (West) Inc. of approximately $0.1 million. The Credit Facility will mature on November 10, 2016. All other material terms and conditions of the agreement were unchanged.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the amendment and restatement to the Credit Facility, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On November 11, 2015, the Partnership issued a press release announcing third quarter 2015 earnings. The press release is being furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information provided in this Item 2.02 (including the press release furnished as Exhibit 99.1) shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, nor shall it be incorporated by reference in any filing made by the Partnership pursuant to the Securities Act, except to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 7.01	Regulation FD Disclosure.

On November 11, 2015, the Partnership issued a press release announcing the entry into the Contribution Agreement. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

The information provided in this Item 7.01 (including the exhibits referenced therein) shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, nor shall it be incorporated by reference in any filing made by the Partnership pursuant to the Securities Act, except to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

10.1	Contribution Agreement dated November 11, 2015 by and among Shell Pipeline Company LP, Shell Midstream Partners, L.P., and Shell Midstream Operating LLC.

10.2	Shell Midstream Partners Amended and Restated 364-Day Revolving Credit Facility Agreement, dated as of November 11, 2015, between Shell Midstream Partners, L.P., as the Borrower, and Shell Treasury Centre (West) Inc., as the Lender.

99.1	Press Release dated November 11, 2015, issued by Shell Midstream Partners, L.P.

99.2	Press Release dated November 11, 2015, issued by Shell Midstream Partners, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELL MIDSTREAM PARTNERS, L.P.

By:	Shell Midstream Partners GP LLC, its general partner

By:	/s/ Lori M. Muratta
Lori M. Muratta
Vice President, General Counsel and Secretary

Date: November 12, 2015

INDEX TO EXHIBITS

Number	Description

10.1	Contribution Agreement dated November 11, 2015 by and among Shell Pipeline Company LP, Shell Midstream Partners, L.P., and Shell Midstream Operating LLC.

10.2	Shell Midstream Partners Amended and Restated 364-Day Revolving Credit Facility Agreement, dated as of November 11, 2015, between Shell Midstream Partners, L.P., as the Borrower, and Shell Treasury Centre (West) Inc., as the Lender.

99.1	Press Release dated November 11, 2015, issued by Shell Midstream Partners, L.P.

99.2	Press Release dated November 11, 2015, issued by Shell Midstream Partners, L.P.

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